                                                                     EXHIBIT 4.9

                             ======================


                               Roadway Corporation
                                    as Issuer

                                 The Guarantors
                                  Named Herein

                                       and

                                  SunTrust Bank
                                   as Trustee


                             ---------------------

                                    Indenture

                          Dated as of November 30, 2001

                             ---------------------

                    8 1/4 % Senior Notes Due December 1, 2008



                             =====================

                                ROADWAY INDENTURE
                         DETAILED CROSS-REFERENCE TABLE

                                  Text in bold

TIA                                                                  INDENTURE
SECTION                                                              SECTION
310(a)(1).............................................................   7.10
   (a)(2).............................................................   7.10
   (a)(3).............................................................   N.A.
   (a)(4).............................................................   N.A.
   (a)(5).............................................................   7.10
   (b)................................................................   7.08
   (c)................................................................   N.A.

311(a)................................................................   7.03
   (b)................................................................   7.03
   (c)............................................................. ..   N.A.

312(a)................................................................   12.02
   (b)................................................................   12.02
   (c)................................................................   12.02

313(a)................................................................   7.06
   (b)................................................................   N.A.
   (c)................................................................   7.06
   (d)................................................................   7.06

314(a)................................................................   4.10, 4.11
   (b)(1).............................................................   N.A.
   (b)(2).............................................................   N.A.
   (c)(1).............................................................   12.04
   (c)(2).............................................................   12.04
   (c)(3).............................................................   N.A.
   (d)................................................................   N.A.
   (e)................................................................   12.05
   (f)................................................................   N.A.

315(a)................................................................   7.01, 7.02
   (b)................................................................   7.02, 7.05
   (c)................................................................   7.01
   (d)................................................................   7.02
   (e)................................................................   6.12, 7.02



316(a)(last sentence).................................     2.05
(a)(1)(A).............................................     6.05
(a)(1)(B).............................................     6.02, 6.04
(a)(2)................................................     N.A.
(b)...................................................     6.06, 6.07

317(a)(1).............................................     6.08
(a)(2)................................................     6.09
(b)...................................................     2.03

318(a)................................................     N.A.
(b)...................................................     N.A.
(c)...................................................     12.01

                                    RECITALS

                                    ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions ...............................................     2
SECTION 1.02. Rules of Construction .....................................    12

                                   ARTICLE 2
                                   THE NOTES

SECTION 2.01. Form, Dating and Denominations; Legends ...................    13
SECTION 2.02. Execution and Authentication; Exchange Notes; Additional
     Notes ..............................................................    14
SECTION 2.03. Registrar, Paying Agent and Authenticating Agent; Paying
     Agent to Hold Money in Trust .......................................    15
SECTION 2.04. Replacement Notes .........................................    16
SECTION 2.05. Outstanding Notes .........................................    16
SECTION 2.06. Temporary Notes ...........................................    17
SECTION 2.07. Cancellation ..............................................    17
SECTION 2.08. CUSIP and CINS Numbers ....................................    17
SECTION 2.09. Registration, Transfer and Exchange .......................    18
SECTION 2.10. Restrictions on Transfer and Exchange .....................    21
SECTION 2.11. Temporary Offshore Global Notes ...........................    23

                                   ARTICLE 3
                                   REDEMPTION

SECTION 3.01. Optional Redemption .......................................    24
SECTION 3.02. Method and Effect of Redemption ...........................    24
SECTION 3.03. No Mandatory Redemption ...................................    25

                                   ARTICLE 4
                                   COVENANTS

SECTION 4.01. Payment of Notes .........................................     26
SECTION 4.02. Maintenance of Office or Agency ..........................     26
SECTION 4.03. Existence ................................................     27
SECTION 4.04. Payment of Taxes and Other Claims ........................     27
SECTION 4.05. Maintenance of Properties and Insurance ..................     27
SECTION 4.06. Limitation on Liens ......................................     28

SECTION 4.07. Limitation on Sale and Leaseback Transactions ..............   29
SECTION 4.08. Guaranties by Subsidiaries .................................   30
SECTION 4.09. Equal and Ratable Liens ....................................   30
SECTION 4.10. Financial Reports ..........................................   31
SECTION 4.11. Reports to Trustee .........................................   31

                                   ARTICLE 5
                MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS

SECTION 5.01. Merger, Consolidation and Disposition of Assets by the
Company ....................................................                 32
SECTION 5.02. Consolidation or Sale of Assets by a Guarantor ............    33

                                   ARTICLE 6
                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default .........................................    34
SECTION 6.02. Acceleration ..............................................    35
SECTION 6.03. Other Remedies ............................................    36
SECTION 6.04. Waiver of Past Defaults ...................................    36
SECTION 6.05. Control by Majority .......................................    36
SECTION 6.06. Limitation on Suits .......................................    37
SECTION 6.07. Rights of Holders to Receive Payment ......................    37
SECTION 6.08. Collection Suit by Trustee ................................    37
SECTION 6.09. Trustee May File Proofs of Claim ..........................    38
SECTION 6.10. Priorities ................................................    38
SECTION 6.11. Restoration of Rights and Remedies ........................    38
SECTION 6.12. Undertaking for Costs .....................................    39
SECTION 6.13. Rights and Remedies Cumulative ............................    39
SECTION 6.14. Delay or Omission Not Waiver ..............................    39
SECTION 6.15. Waiver of Stay, Extension or Usury Laws ...................    39

                                   ARTICLE 7
                                  THE TRUSTEE

SECTION 7.01. General ...................................................    40
SECTION 7.02. Certain Rights of Trustee .................................    40
SECTION 7.03. Individual Rights of Trustee ..............................    41
SECTION 7.04. Trustee's Disclaimer ......................................    42
SECTION 7.05. Notice of Default .........................................    42
SECTION 7.06. Reports by Trustee to Holders .............................    42
SECTION 7.07. Compensation and Indemnity ................................    42
SECTION 7.08. Replacement of Trustee ....................................    43

SECTION 7.09. Successor Trustee by Merger ........................       44
SECTION 7.10. Eligibility ........................................       44
SECTION 7.11. Money Held in Trust ................................       44

                                   ARTICLE 8
                           DEFEASANCE AND DISCHARGE

SECTION 8.01. Discharge of Company's Obligations .................       45
SECTION 8.02. Legal Defeasance ...................................       46
SECTION 8.03. Covenant Defeasance ................................       48
SECTION 8.04. Application of Trust Money .........................       48
SECTION 8.05. Repayment to Company ...............................       48
SECTION 8.06. Reinstatement ......................................       48

                                   ARTICLE 9
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Amendments Without Consent of Holders ..............       49
SECTION 9.02. Amendments With Consent of Holders .................       50
SECTION 9.03. Effect of Consent ..................................       51
SECTION 9.04. Trustee's Rights and Obligations ....................      51
SECTION 9.05. Conformity with Trust Indenture Act .................      52
SECTION 9.06. Payments for Consents ..............................       52

                                   ARTICLE 10
                                   GUARANTIES

SECTION 10.01. The Guaranties ....................................       52
SECTION 10.02. Guaranty Unconditional ............................       52
SECTION 10.03. Discharge; Reinstatement ..........................       53
SECTION 10.04. Waiver by the Guarantors ..........................       53
SECTION 10.05. Subrogation and Contribution ......................       53
SECTION 10.06. Stay of Acceleration ..............................       54
SECTION 10.07. Limitation on Amount of Guaranty ..................       54
SECTION 10.08. Execution and Delivery of Guaranty ................       54
SECTION 10.09. Release of Guaranty ...............................       54
SECTION 10.10. Liability .........................................       55

                                   ARTICLE 11
                             SECURITY ARRANGEMENTS

SECTION 11.01. Security ...........................................      55
SECTION 11.02. Notice of Payment, Discharge or Defeasance .........      56

                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01. Trust Indenture Act of 1939 ................................   57
SECTION 12.02. Noteholder Communications; Noteholder Actions ..............   57
SECTION 12.03. Notices ....................................................   58
SECTION 12.04. Certificate and Opinion as to Conditions Precedent .........   59
SECTION 12.05. Statements Required in Certificate or Opinion ..............   59
SECTION 12.06. Payment Date Other Than a Business Day .....................   59
SECTION 12.07. Governing Law ..............................................   60
SECTION 12.08. No Adverse Interpretation of Other Agreements ..............   60
SECTION 12.09. Successors .................................................   60
SECTION 12.10. Duplicate Originals ........................................   60
SECTION 12.11. Separability ...............................................   60
SECTION 12.12. Table of Contents and Headings .............................   60
SECTION 12.13. No Liability of Directors, Officers, Employees, Incorporators
    and Stockholders ......................................................   60

                                    EXHIBITS

EXHIBIT A Form of Note
EXHIBIT B Form of Supplemental Indenture
EXHIBIT C Restricted Legend
EXHIBIT D DTC Legend
EXHIBIT E Form of Regulation S Certificate
EXHIBIT F Form of Rule 144A Certificate
EXHIBIT G Certificate of Beneficial Ownership
EXHIBIT H Temporary Offshore Global Note Legend

         INDENTURE, dated as of November 30, 2001, among Roadway Corporation, a Delaware corporation (the "COMPANY"), the Guarantors (as defined), and SunTrust Bank, as Trustee.

                                    RECITALS

         The Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of up to $225,000,000 aggregate principal amount of the Company's 8 1/4 % Senior Notes due December 1, 2008 and, if and when issued, any Additional Notes, together with any Exchange Notes issued therefor as provided herein (the "NOTES"). All things necessary to make the Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes (in the case of the Additional Notes, when duly authorized), when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

         In addition, Roadway Express, Inc., a Delaware corporation, Roadway Express International, Inc., a Delaware corporation, Roadway Reverse Logistics, Inc., an Ohio corporation, Arnold Industries, Inc., a Pennsylvania corporation, New Penn Motor Express, Inc., a Pennsylvania corporation and Arnold Transportation Services, Inc., a Pennsylvania corporation, have duly authorized the execution and delivery of the Indenture as Guarantors of the Notes. All things necessary to make the Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Note Guaranties, when the Notes are executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of such Guarantor as hereinafter provided.

         This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

                            THIS INDENTURE WITNESSETH

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE 1
                  DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01. Definitions.

         "ADDITIONAL INTEREST" means additional interest owed to the Holders pursuant to a Registration Rights Agreement.

         "ADDITIONAL NOTES" means any notes issued under the Indenture in addition to the Original Notes, including any Exchange Notes issued in exchange for such Additional Notes, having the same terms in all respects as the Original Notes except that interest will accrue on the Additional Notes from their date of issuance.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AGENT" means any Registrar, Paying Agent or Authenticating Agent.

         "AGENT MEMBER" means a member of, or a participant in, the Depositary.

         "ATTRIBUTABLE DEBT" means, in connection with any sale and leaseback transaction, at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the interest rate on the Notes.

         "AUTHENTICATING AGENT" refers to a Person engaged to authenticate the Notes in the stead of the Trustee.

         "BANKRUPTCY DEFAULT" has the meaning assigned to such term in Section 6.01.

         "BOARD OF DIRECTORS" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

         "BOARD RESOLUTION" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Trustee is located are authorized by law to close.

         "CAPITAL LEASE OBLIGATION" means, all obligations required to be classified and accounted for as a capitalized lease under GAAP, and the amount of Debt represented by such obligation will be the capitalized amount thereof determined in accordance with GAAP.

         "CAPITAL STOCK" means with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or no-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses of, or distributions of assets, after liabilities, of such Person.

         "CERTIFICATE OF BENEFICIAL OWNERSHIP" means a certificate substantially in the form of Exhibit G.

         "CERTIFICATED NOTE" means a Note in registered individual form without interest coupons.

         "CLEARSTREAM" means Clearstream Banking SA and its successors.

         "COLLATERAL" means all assets of the Company and its Subsidiaries which are subject to Liens pursuant to the terms and provisions of the Security Documents.

         "COLLATERAL AGENT" means Credit Suisse First Boston, as collateral agent, or any other collateral agent under any or all of the Security Documents.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.

         "COMPANY" means the party named as such in the first paragraph of the Indenture or any successor obligor under the Indenture and the Notes pursuant to
Article 5.

         "COMPARABLE TREASURY ISSUE" mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

         "COMPARABLE TREASURY PRICE" means with respect to any redemption date for the notes (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "CONSOLIDATED NET TANGIBLE ASSETS" means, at any date of determination, total stockholders' equity of the Company and its subsidiaries, less the aggregate amount of any intangible assets of the Company and its subsidiaries, determined in accordance with GAAP.

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee is administered, which at the date of the Indenture is located at SunTrust Center, Corporate Trust Department, Sixth Floor, 424 Church Street, Nashville, TN 37219.

         "CREDIT AGREEMENT" means the credit agreement dated on or about the Issue Date among the Company, the lenders party thereto and Credit Suisse First Boston, as agent, together with any related documents (including any security documents and guaranty agreements), as such agreement may be amended, modified, supplemented, extended, renewed, refinanced or replaced or substituted from time to time.

         "DEBT" means, with respect to any Person, without duplication,

         (1) all indebtedness of such Person for borrowed money;

         (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

         (3) all obligations of such Person to pay the deferred and unpaid purchase price of property or services to the extent recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business;

         (4) all Capital Lease Obligations of such Person; and

         (5) all Debt of other Persons Guarantied by such Person (including by securing such Debt by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person) to the extent so Guarantied.

         Debt shall not include indebtedness or amounts owed for compensation to employees, or for goods or materials purchased or services used in the ordinary course of business.

         "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

         "DEPOSITARY" means the depositary of each Global Note, which will initially be DTC.

         "DTC" means The Depository Trust Company, a New York corporation, and its successors.

         "DTC LEGEND" means the legend set forth in Exhibit D.

         "EUROCLEAR" means Euroclear Bank S.A./N.V., and its successors or assigns, as operator of the Euroclear System.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Section
6.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934.

         "EXCHANGE NOTES" means the Notes of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Initial Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Initial Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

         "EXCHANGE OFFER" means an offer by the Company to the Holders of the Initial Notes or any Initial Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

         "EXCHANGE OFFER REGISTRATION STATEMENT" means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GLOBAL NOTE" means a Note in registered global form without interest coupons.

         "GUARANTY" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person; provided that the term "Guaranty" does not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" used as a verb has a corresponding meaning.

         "GUARANTOR" means each Subsidiary of the Company that Guaranties the obligations of the Company under the Indenture pursuant to Section 4.08, or any successor obligor under its Note Guaranty pursuant to "Limitation on Merger, Consolidation and Disposition of Assets", in each case unless and until such Guarantor is released from its Note Guaranty pursuant to the Indenture.

         "HOLDER" OR "NOTEHOLDER" means the registered holder of any Note.

         "INDENTURE" means this indenture, as amended or supplemented from time to time.

         "INDENTURE OBLIGATIONS" means (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not allowed or allowable as a claim in any such proceeding) on any Note issued pursuant to the Indenture,
(b) all other amounts payable by the Company or any Guarantor under the Indenture and (c) any renewals or extensions of any of the foregoing.

         "INDEPENDENT INVESTMENT BANKER" means one of the Reference Treasury Dealers appointed by the Company.

         "INITIAL ADDITIONAL NOTES" means Additional Notes issued in an offering not registered under the Securities Act and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

         "INITIAL NOTES" means the Notes issued on the Issue Date and any Notes issued in replacement thereof, but not including any Exchange Notes issued in exchange therefor.

         "INITIAL PURCHASERS" means the initial purchasers party to a purchase agreement with the Company relating to the sale of the Initial Notes or Initial Additional Notes by the Company.

         "INTEREST", in respect of the Notes, unless the context otherwise requires, refers to interest and Additional Interest, if any.

         "INTEREST PAYMENT DATE" means each June 1st and December 1st of each year, commencing June 1, 2002.

         "ISSUE DATE" means the first date on which the Original Notes are initially issued under the Indenture.

         "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof, other than ordinary course operating leases, and including in connection with any Capital Lease Obligation).

         "MOODY'S" means Moody's Investors Service, Inc. and its successors.

         "NON-U.S. PERSON" means a Person that is not a U.S. person, as defined in Regulation S.

         "NOTES" has the meaning assigned to such term in the Recitals.

         "NOTE GUARANTY" means the guaranty of the Notes by a Guarantor pursuant to the Indenture.

         "OBLIGATIONS" means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

         "OFFICER" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

         "OFFICERS' CERTIFICATE" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer, treasurer or a vice president and (ii) by the chief financial officer, or any assistant treasurer or the secretary or any assistant secretary.

         "OFFSHORE GLOBAL NOTE" means a Global Note representing Notes issued and sold pursuant to Regulation S.

         "OPINION OF COUNSEL" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory in its reasonable discretion to the Trustee.

         "ORIGINAL NOTES" means the Initial Notes and any Exchange Notes issued in exchange therefor.

         "PAYING AGENT" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

         "PERMANENT OFFSHORE GLOBAL NOTE" means an Offshore Global Note that does not bear the Temporary Offshore Global Note Legend.

         "PERSON" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

         "PRINCIPAL" of any Debt means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

         "PRINCIPAL PROPERTY" means any distribution facility, warehouse facility or group of tractors and/or trailers owned or subsequently acquired by the Company or any Subsidiary, which has a gross book value (including related land, improvements, machinery and equipment without deduction of any depreciation reserves) which on the date as of which the determination is being made exceeds 0.5% of the Company's Consolidated Net Tangible Assets.

         "RATING AGENCY" means (i) S&P, (ii) Moody's or (iii) if neither S&P or Moody's is rating the Notes, another recognized rating agency, selected by the Company.

         "REFERENCE TREASURY DEALER" means each of Credit Suisse First Boston Corporation and any three of the Initial Purchasers (each, a "Primary Treasury Dealer") appointed by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute in its place another Primary Treasury Dealer.

         "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

         "REGISTER" has the meaning assigned to such term in Section 2.09(a).

         "REGISTRAR" means a Person engaged to maintain the Register.

         "REGISTRATION RIGHTS AGREEMENT" means (i) the Registration Rights Agreement dated on or about the Issue Date between the Company and the Initial Purchasers party thereto with respect to the Initial Notes, and (ii) with respect to any Additional Notes, any registration rights agreements between the Company and the Initial Purchasers party thereto relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes or exchange them for Notes registered under the Securities Act.

         "REGULAR RECORD DATE" for the interest payable on any Interest
Payment Date means the May 15th or November 15th (whether or not a Business Day) next preceding such Interest Payment Date.

         "REGULATION S" means Regulation S under the Securities Act.

         "REGULATION S CERTIFICATE" means a certificate substantially in the form of Exhibit E hereto.

         "REIMER AGREEMENTS" means the $10,000,000 credit facility to which Reimer Express Lines Ltd. ("REIMER") is the borrower as evidenced by the Agreement re: Operating Line, dated as of April 29, 1997, together with related documents, among Reimer and The Bank of Nova Scotia, as amended to the date hereof and as may be amended from time to time.

         "RESTRICTED LEGEND" means the legend set forth in Exhibit C.


         "RESTRICTED PERIOD" means the relevant 40-day distribution compliance period as defined in Regulation S.

         "RULE 144A" means Rule 144A under the Securities Act.

         "RULE 144A CERTIFICATE" means (i) a certificate substantially in the form of Exhibit F hereto or (ii) a written certification addressed to the Company and the Trustee to the effect that the Person making such certification
(x) is acquiring such Note (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. and its successors.

         "SALE AND LEASEBACK TRANSACTION" has the meaning assigned to such term in Section 4.07.

         "SECURITIES ACT" means the Securities Act of 1933.

         "SECURED DEBT" means Debt that is secured by a Lien on any (i) Principal Property, (ii) shares of stock owned by the Company or a Subsidiary in a Subsidiary or (iii) Debt of a Subsidiary held by the Company or a Subsidiary (in each case whether owned on the date of the Indenture or thereafter acquired or created); provided , that neither Debt under the Credit Agreement, the Reimer Agreements nor the notes shall be deemed Secured Debt.

         "SECURITY DOCUMENTS" means (i) the Pledge, Security and Intercreditor Agreement dated as of the Issue Date among the Company, the Collateral Agent, the Trustee and the administrative agent under the Credit Agreement, and (ii) any other pledge agreements, security agreements, mortgages, deeds of trust or other agreements or instruments between the Company and/or any of its Subsidiaries and the Collateral Agent granting Liens on any asset of the Company or any of its Subsidiaries to secure the Credit Agreement and Note Obligations, in each case as amended, modified, restated or supplemented from time to time.

         "SENIOR DEBT" of the Company or of a Guarantor, as the case may be, means all Obligations with respect to Debt of the Company or such Guarantor, as relevant, whether outstanding on the Issue Date or thereafter created, except for Debt which, in the instrument creating or evidencing the same, is expressly stated to be not senior in right of payment to the Notes or, in respect of such Guarantor, its Note Guaranty; provided that Senior Debt does not include (i) any obligation to the Company or any Subsidiary, (ii) trade payables or (iii) any Debt Incurred in violation of the Indenture.

         "SHELF REGISTRATION STATEMENT" means the Shelf Registration Statement as defined in a Registration Rights Agreement.

         "STATED MATURITY" means with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable.

         "SUBORDINATED DEBT" means any Debt of the Company or any Guarantor which is subordinated in right of payment to the Notes or the Note Guaranty, as applicable, pursuant to a written agreement to that effect.

         "SUBSIDIARY" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

         "10% SUBSIDIARY GUARANTOR" has the meaning assigned to such term in
Section 5.02.

         "TEMPORARY OFFSHORE GLOBAL NOTE" means an Offshore Global Note that bears the Temporary Offshore Global Note Legend.

         "TEMPORARY OFFSHORE GLOBAL NOTE LEGEND" means the legend set forth in Exhibit H.

         "TREASURY RATE" means, with respect to any redemption date for the notes, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date for the notes being redeemed yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, expressed as a percentage of its principal amount, calculated using a price for the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the redemption date.

         "TRUSTEE" means the party named as such in the first paragraph of the Indenture or any successor trustee under the Indenture pursuant to Article 7.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939.

         "U.S. GLOBAL NOTE" means a Global Note that bears the Restricted Legend representing Notes issued and sold pursuant to Rule 144A.

         "U.S. GOVERNMENT OBLIGATIONS" means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.

         "VOTING STOCK" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         SECTION 1.02. Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

         (1) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (2) "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Section, Article or other subdivision;

         (3) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

                  (4) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations); and


                  (5) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines.

                                    ARTICLE 2
                                    THE NOTES

         SECTION 2.01. Form, Dating and Denominations; Legends. (a) The Notes and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Notes annexed as Exhibit A constitute, and are hereby expressly made, a part of the Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable in denominations of $1,000 in principal amount and integral multiples thereof.

                  (b)(1) Except as otherwise provided in paragraph (c), Section 2.10(b)(3), (b)(5) or (c) or Section 2.09(b)(4), each Initial Note or Initial Additional Note (other than a Permanent Offshore Global Note) will bear the Restricted Legend.

                  (2) Each Global Note, whether or not an Initial Note or Additional Note, will bear the DTC Legend.

                  (3) Each Temporary Offshore Global Note will bear the Temporary Offshore Global Note Legend.

                  (4) Initial Notes and Initial Additional Notes offered and sold in reliance on Regulation S will be issued as provided in Section 2.11(a).

                  (5) Exchange Notes will be issued, subject to Section 2.09(b), in the form of one or more Global Notes.


                  (c) (1) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that a Note is eligible for resale pursuant to Rule 144(k) under the

                  Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Note (or a beneficial interest therein) are effected in compliance with the Securities Act, or

                           (2) after an Initial Note or any Initial Additional
                  Note is


                                    (x) sold pursuant to an effective
                           registration statement under the Securities Act, pursuant to the Registration Rights Agreement or otherwise, or (y) is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer the Company may instruct the Trustee to cancel the Note and issue to the Holder thereof (or to its transferee) a new Note of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

         (d) By its acceptance of any Note bearing the Restricted Legend (or any beneficial interest in such a Note), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Note (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Note (and any such beneficial interest) only in accordance with the Indenture and such legend.

         SECTION 2.02. Execution and Authentication; Exchange Notes; Additional Notes. (a) An Officer shall execute the Notes for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note will still be valid.

         (b) A Note will not be valid until the Trustee manually signs the certificate of authentication on the Note, with the signature conclusive evidence that the Note has been authenticated under the Indenture.

         (c) At any time and from time to time after the execution and delivery of the Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication. The Trustee will authenticate and deliver

                  (i) Initial Notes for original issue in the aggregate principal amount not to exceed $225,000,000,

                  (ii) Initial Additional Notes from time to time for original issue in aggregate principal amounts specified by the Company, and

                  (iii) Exchange Notes from time to time for issue in exchange for a like principal amount of Initial Notes or Initial Additional Notes after the following conditions have been met:

                  (1) Receipt by the Trustee of an Officers' Certificate specifying

                           (A) the amount of Notes to be authenticated and the
                  date on which the Notes are to be authenticated,

                           (B) whether the Notes are to be Initial Notes,
                  Additional Notes or Exchange Notes,

                           (C) in the case of Initial Additional Notes, that the
                  issuance of such Notes does not contravene any provision of
                  Article 4,

                           (D) whether the Notes are to be issued as one or more
                  Global Notes or Certificated Notes, and


                           (E) other information the Company may determine to
                  include or the Trustee may reasonably request.


                  (2) In the case of Initial Additional Notes, receipt by the Trustee of an Opinion of Counsel confirming that the Holders of the outstanding Notes will be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Additional Notes were not issued.

                  (3) In the case of Exchange Notes, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers' Certificate to that effect). Initial Notes or Initial Additional Notes exchanged for Exchange Notes will be cancelled by the Trustee.

         SECTION 2.03. Registrar, Paying Agent and Authenticating Agent; Paying Agent to Hold Money in Trust. (a) The Company may appoint one or more Registrars and one or more Paying Agents, and the Trustee may appoint an Authenticating Agent, in which case each reference in the Indenture to the Trustee in respect of the obligations of the Trustee to be performed by that Agent will be deemed to be references to the Agent. The Company may act as Registrar or (except for purposes of Article 8) Paying Agent. In each case the Company and the Trustee will enter into an appropriate agreement with the Agent implementing the provisions of the Indenture relating to the obligations of the Trustee to be performed by the Agent and the related rights. The Company initially appoints the Trustee as Registrar and Paying Agent. The Company may change the Registrar or Paying Agent without notice to any Holder.

         (b) The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent will have no further liability for the money so paid over to the Trustee.

         SECTION 2.04. Replacement Notes. If a mutilated Note is surrendered to the Trustee or the Company or if a Holder claims that its Note has been lost, destroyed or wrongfully taken, the Company will issue and the Trustee will authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. Every replacement Note is an additional obligation of the Company and entitled to the benefits of the Indenture. If required by the Trustee or the Company, an indemnity must be furnished by the Holder that is sufficient in the judgment of both the Trustee and the Company to protect the Company and the Trustee from any loss they may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. In case the mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay the Note instead of issuing a replacement Note.

         SECTION 2.05. Outstanding Notes. (a) Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for

                  (1) Notes cancelled by the Trustee or delivered to it for cancellation;

                  (2) any Note which has been replaced pursuant to Section 2.04 unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser; and

                  (3) on or after the maturity date or any redemption date, those Notes payable or to be redeemed or purchased on that date for which the Trustee (or Paying Agent, other than the Company or an Affiliate of the Company) holds money sufficient to pay all amounts then due.

         (b) A Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note, provided that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Notes owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Trustee is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Notes which the Trustee knows to be so owned will be so disregarded). Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

         SECTION 2.06. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Notes, as evidenced by the execution of the temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for the purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any temporary Notes the Company will execute and the Trustee will authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes will be entitled to the same benefits under the Indenture as definitive Notes.

         SECTION 2.07. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. Any Registrar or the Paying Agent will forward to the Trustee any Notes surrendered to it for transfer, exchange or payment. The Trustee will cancel all Notes surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Trustee shall deliver certification of all cancelled Notes to the Company. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

         SECTION 2.08. CUSIP and CINS Numbers. The Company in issuing the Notes may use "CUSIP" and "CINS" numbers, and the Trustee will use CUSIP numbers or CINS numbers in notices of redemption or exchange as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange. The Company will promptly notify the Trustee of any change in the CUSIP or CINS numbers.

         SECTION 2.09. Registration, Transfer and Exchange. (a) The Notes will be issued in registered form only, without coupons, and the Company shall cause the Trustee to maintain a register (the "REGISTER") of the Notes, for registering the record ownership of the Notes by the Holders and transfers and exchanges of the Notes.

                  (b) (1) Each Global Note will be registered in the name of the Depositary or its nominee. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints DTC to act as Depositary with respect to the Notes in global form. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co. So long as DTC is serving as the Depositary thereof, each Global Note will bear the DTC Legend.


                  (2) Each Global Note will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Note (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary except as set forth in Section 2.09(b)(4).


                  (3) Agent Members will have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Note through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Notes, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

                  (4) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note and a successor depositary is not appointed by the Company within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary or (z) the Company notifies the Trustee to effect such exchange, the Trustee will promptly exchange each beneficial interest in the Global Note for one or more Certificated Notes in authorized denominations having an equal aggregate principal amount and registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Note will be deemed canceled. If such Note does not bear the Restricted Legend, then the Certificated Notes issued in exchange therefor will not bear the Restricted Legend. If such Note bears the Restricted Legend, then the Certificated Notes issued in exchange therefor will bear the Restricted Legend, provided that any Holder of any such Certificated Note issued in exchange for a beneficial interest in a Temporary Offshore Global Note will have the right upon presentation to the Trustee of a duly completed Certificate of Beneficial Ownership after the Restricted Period to exchange such Certificated Note for a Certificated Note of like tenor and amount that does not bear the Restricted Legend, registered in the name of such Holder.

         (c) Each Certificated Note will be registered in the name of the holder thereof or its nominee.

         (d) A Holder may transfer a Note (or a beneficial interest therein) to another Person or exchange a Note (or a beneficial interest therein) for another Note or Notes of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.10. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for the purpose; provided that

                  (x) no transfer or exchange will be effective until it is registered in such register and


                  (y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or purchased, (ii) to register the transfer of or exchange any Note so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Note not being redeemed or purchased, or
         (iii) if a redemption or a
         purchase is to occur after a Regular Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Regular Record Date and before the date of redemption or purchase. Prior to the registration of any transfer, the Company, the Trustee and their agents will treat the Person in whose name the Note is registered as the owner and Holder thereof for all purposes (whether or not the Note is overdue), and will not be affected by notice to the contrary.

         From time to time the Company will execute and the Trustee will authenticate additional Notes as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

         No service charge will be imposed in connection with any transfer or exchange of any Note, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

         (e) (1) Global Note to Global Note. If a beneficial interest in a Global Note is transferred or exchanged for a beneficial interest in another Global Note, the Trustee will (x) record a decrease in the principal amount of the Global Note being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Note. Any beneficial interest in one Global Note that is transferred to a Person who takes delivery in the form of an interest in another Global Note, or exchanged for an interest in another Global Note, will, upon transfer or exchange, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (2) Global Note to Certificated Note. If a beneficial interest in a Global Note is transferred or exchanged for a Certificated Note, the Trustee will (x) record a decrease in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Notes in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

                  (3) Certificated Note to Global Note. If a Certificated Note is transferred or exchanged for a beneficial interest in a Global Note, the

         Trustee will (x) cancel such Certificated Note, (y) record an increase in the principal amount of such Global Note equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

                  (4) Certificated Note to Certificated Note. If a Certificated
         Note is transferred or exchanged for another Certificated Note, the Trustee will (x) cancel the Certificated Note being transferred or exchanged, (y) deliver one or more new Certificated Notes in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Note (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Note, deliver to the Holder thereof one or more Certificated Notes in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Note, registered in the name of the Holder thereof.

         SECTION 2.10. Restrictions on Transfer and Exchange. (a) The transfer or exchange of any Note (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.09 and, in the case of a Global Note (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

         (b) Subject to paragraph (c), the transfer or exchange of any Note (or a beneficial interest therein) of the type set forth in column A below for a Note (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

                 A                           B                     C
  U.S. Global Note         U.S. Global Note                         (1)
  U.S. Global Note         Offshore Global Note                     (2)
  U.S. Global Note         Certificated Note                        (3)
  Offshore Global Note     U.S. Global Note                         (4)
  Offshore Global Note     Offshore Global Note                     (1)
  Offshore Global Note     Certificated Note                        (5)
  Certificated Note        U.S. Global Note                         (4)

                  A                             B                    C
   Certificated Note           Offshore Global Note                 (2)
   Certificated Note           Certificated Note                    (3)



                  (1) No certification is required.


                  (2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required.


                  (3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable state securities laws or blue sky laws; provided that if the requested transfer or exchange is made by the Holder of a Certificated Note that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Note that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Note that does not bear the Restricted Legend.


                  (4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.


                  (5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Note. If the requested transfer involves a beneficial interest in a Temporary Offshore Global Note, the Person requesting the transfer must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate and/or an Opinion of Counsel and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer is being made in compliance with the Securities Act and any applicable state securities laws or blue sky laws. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Note, no certification is required and the Trustee will deliver a Certificated

         Note that does not bear the Restricted Legend.

         (c) No certification is required in connection with any transfer or exchange of any Note (or a beneficial interest therein)

                  (1) after such Note is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Company has provided the Trustee with an Officer's Certificate to that effect, and the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or


                  (2)(x) sold pursuant to an effective registration statement, pursuant to the Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Note pursuant to an Exchange Offer.

         Any Certificated Note delivered in reliance upon this paragraph will not bear the Restricted Legend.

         (d) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Note (or a beneficial interest therein), and the Company will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

         SECTION 2.11. Temporary Offshore Global Notes. (a) Each Note originally sold by the Initial Purchasers in reliance upon Regulation S will be evidenced by one or more Offshore Global Notes that bear the Temporary Offshore Global Note Legend.

         (b) An owner of a beneficial interest in a Temporary Offshore Global Note (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Note, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

         (c) Notwithstanding anything to the contrary contained herein, beneficial interests in a Temporary Offshore Global Note may be held through the Depositary only through Euroclear and Clearstream and their respective direct and indirect participants.

         (d) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser owns a beneficial interest in a Temporary Offshore Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Note by the amount of such beneficial interest.

                                   ARTICLE 3
                                  REDEMPTION

         SECTION 3.01. Optional Redemption. At any time and from time to time, the Company may redeem the Notes, in whole or in part, at a redemption price equal to the greater of (a) 100% of the principal amount of such Notes, or (b) the sum of the present values of the remaining scheduled payments of principal and interest on such notes from the redemption date to the applicable maturity date of the Notes being redeemed discounted, in either case, to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in either (a) or (b), any interest accrued but not paid to the date of redemption.

         SECTION 3.02. Method and Effect of Redemption. (a) If the Company elects to redeem Notes, it must notify the Trustee of the redemption date and the principal amount of Notes to be redeemed by delivering an Officers' Certificate at least 60 days before the redemption date (unless a shorter period is satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect. If fewer than all of the Notes are being redeemed, the Officers' Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method the Trustee in its sole discretion deems fair and appropriate, in denominations of $1,000 principal amount and multiples thereof. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be mailed by First-class mail by the Company or at the Company's request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 30 days but not more than 60 days before the redemption date.

         (b) The notice of redemption will identify the Notes to be redeemed and will include or state the following:

                  (1) the redemption date;

                  (2) the redemption price, including the portion thereof representing any accrued interest;

                  (3) the place or places where Notes are to be surrendered for redemption;

                  (4) Notes called for redemption must be so surrendered in order to collect the redemption price;

                  (5) on the redemption date the redemption price will become due and payable on Notes called for redemption, and interest on Notes called for redemption will cease to accrue on and after the redemption date;

                  (6) if any Note is redeemed in part, on and after the redemption date, upon surrender of such Note, new Notes equal in principal amount to the unredeemed portion will be issued; and

                  (7) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Notes.

         (c) Once notice of redemption is sent to the Holders, Notes called for redemption become due and payable at the redemption price on the redemption date, and upon surrender of the Notes called for redemption, the Company shall redeem such Notes at the redemption price. Commencing on the redemption date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note.

         SECTION 3.03. No Mandatory Redemption. The Company shall not be required to make mandatory redemptions of the Notes. The Notes shall not have the benefit of any sinking fund.

                                   ARTICLE 4
                                   COVENANTS

         SECTION 4.01. Payment of Notes. (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and the Indenture. Not later than 10:00 A.M. (New York City time) on the due date of any principal of or interest on any Notes, or any redemption or purchase of the Notes, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay such amounts, provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in the Indenture. In the case the Company acts as Paying Agent, the Company will promptly notify the Trustee of its compliance with this paragraph.

         (b) An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

         (c) The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

         (d) Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Notes. With respect to Certificated Notes, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each Holder's registered address.

         SECTION 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the

         Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 4.03. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Subsidiaries in accordance with their respective organizational documents, and the material rights, licenses and franchises of the Company and each Subsidiary, provided that the Company is not required to preserve any such right, license or franchise, or the existence of any Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided further that this Section does not prohibit any transaction otherwise permitted by Article 5.

         SECTION 4.04. Payment of Taxes and Other Claims. The Company will pay or discharge, and cause each of its Subsidiaries to pay or discharge before the same become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or its income or profits or property, and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary, other than any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

         SECTION 4.05. Maintenance of Properties and Insurance. (a) The Company will cause all material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) as in the judgment of the Company may be necessary so that the business of the Company and its Subsidiaries may be properly and advantageously conducted at all times; provided that nothing in this Section prevents the Company or any Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

         (b) The Company will provide or cause to be provided, for itself and its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties with reputable insurers, in such amounts, with such deductibles and by such methods as are customary for corporations similarly situated in the industry in which the Company and its Subsidiaries are then conducting business.

         SECTION 4.06. Limitation on Liens. (a) The Company will not, nor will it permit any Subsidiary to, incur, issue, assume, guaranty or create any Secured Debt, without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of the Secured Debt that the Notes will be secured equally and ratably with, or prior to, such Secured Debt, unless, after giving effect thereto, the sum of:

         (i) the aggregate amount of all outstanding Secured Debt of the Company and its Subsidiaries; plus


         (ii) all Attributable Debt in respect of sale and leaseback transactions relating to a Principal Property, other than Attributable Debt that is excluded pursuant to clauses (i) to
                  (iv) described under "Limitations on Sale and Leaseback Transactions" below,

would not exceed 15% of the Company's Consolidated Net Tangible Assets.

         (b) The restriction in Section 4.06(a) will not apply to, and there will be excluded from Secured Debt in any computation under this restriction, Debt secured by:

                  (i) Liens on property, shares of capital stock or debt of any Person existing at the time such Person becomes a Subsidiary; provided that the Liens were not granted in contemplation of that Person becoming a Subsidiary;

                  (ii) Liens on property, shares of capital stock or debt existing at the time of acquisition thereof by the Company or any Subsidiary; provided that the Liens were not granted in contemplation of that acquisition;

                  (iii) Liens on property, shares of capital stock or Debt to secure or provide for the payment of all or any part of the purchase price thereof or the cost of construction, alteration or improvement thereof; provided that

                           (1) the amount secured does not exceed the purchase
                  price or cost of construction or improvement; and

                           (2) the Lien is created at the time of, or within
                  twelve months after the acquisition or the completion, alteration or improvement of such property, whichever is later;

                  (iv) Liens in favor of the Company or any of its Subsidiaries;

                  (v) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(b) of the Internal Revenue Code;

                  (vi) Liens existing on the date of the Indenture (other than Liens of the type described in clause (iv));

                  (vii) Liens granted by Roadway Express, Inc. and Roadway Funding, Inc. pursuant to the Purchase and Contribution Agreement, dated as of November 21, 2001 and the Receivables Purchase Agreement, dated as of November 21, 2001; or

                  (viii) any extension, renewal, refunding or replacement of the foregoing (other than Liens of the type described in clause (iv)); provided that the amount secured by the Lien is not increased and the Lien does not extend to any additional property or assets.

         SECTION 4.07. Limitation on Sale and Leaseback Transactions. (a) The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Subsidiary of any Principal Property of the Company or any Subsidiary, which Principal Property has been or is to be sold or transferred by the Company or such Subsidiary to such Person (a "SALE AND LEASEBACK TRANSACTION") unless:


                  (i) the Company or a Subsidiary would be entitled to create Debt secured by a Lien on the Principal Property to be leased, in a principal amount equal to the Attributable Debt with respect to such sale and leaseback transaction as described in Section 4.06 above, without equally and ratably securing the Notes pursuant to such Section;

                  (ii) (1) the property leased pursuant to such arrangement is sold for a price at least equal to such property's fair market value, as determined by an executive officer of the Company, and

                           (2) the Company or a Subsidiary, within 360 days
                  after the sale or transfer shall have been made by the Company or a Subsidiary, shall apply an amount in cash equal to the net proceeds of the sale or transfer of the Principal Property leased pursuant to such arrangement to:

                                    (A) the retirement of Debt of the Company or
                           any Subsidiary that is ranked equally with the Notes, other than Debt owed to the Company or any Subsidiary; provided, however , that no retirement referred to in this clause (A) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Debt; or

                                    (B) the purchase of additional Principal
                           Property used or to be used by the Company or any of its Subsidiaries;

                  (iii) the sale and leaseback transaction is entered into between the Company and a Subsidiary or between Subsidiaries; or

                  (iv) the applicable lease is for a period, including renewals, of not more than three years.

         SECTION 4.08. Guaranties by Subsidiaries. (a) If and for so long as any Subsidiary, directly or indirectly, Guaranties any Debt of the Company, such Subsidiary shall provide a Note Guaranty, and, if the guaranteed Debt of the Company is Subordinated Debt, the Guaranty of such guaranteed Debt must be subordinated in right of payment to the Note Guaranty to at least the extent that the guaranteed Debt is subordinated to the Notes.

         (b) The Company will cause any Subsidiary that Guaranties any Debt of the Company to enter into and deliver a Note Guaranty (including any Subsidiary that had previously been such a Guarantor and was subsequently released as a Guarantor of the Notes). A Subsidiary required to provide a Note Guaranty shall execute a supplemental indenture in the form of Exhibit B, and deliver an Opinion of Counsel to the Trustee to the effect that the supplemental indenture has been duly authorized, executed and delivered by the Subsidiary and constitutes a valid and binding obligation of the Subsidiary, enforceable against the Subsidiary in accordance with its terms (subject to customary exceptions).

         SECTION 4.09. Equal and Ratable Liens. (a) To the extent the Company, or any Subsidiary of the Company, grants a Lien to secure the obligations of the Company, or the obligations of any Subsidiary of the Company, under the Credit Agreement, the Company or such Subsidiary shall, contemporaneously with the granting of such Lien, secure the Indenture Obligations equally and ratably with the obligations of the Company, or the obligations of any Subsidiary of the Company, under the Credit Agreement secured by such Lien.

         (b) From and after the date when any Lien granted in favor of the holders of the Credit Agreement is released (and is not concurrently replaced with any new Lien securing the Credit Agreement) the corresponding Lien securing the Indenture Obligations will be released in conformity with the provisions of
Section 11.01(b).

         SECTION 4.10. Financial Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Trustee and Holders with


                  (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants, and

                  (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports within the time periods specified for this information in the Commission's rules and regulations. Upon the effectiveness of an Exchange Offer Registration Statement or Shelf Registration Statement, whether or not required by the Commission, the Company will, if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (i) and (ii) with the Commission for public availability within the time periods specified in the Commission's rules and regulations. In addition, the Company will make the information and reports available to securities analysts and prospective investors upon request.

         (b) For so long as any of the notes remain outstanding and constitute "restricted securities" under Rule 144, the Company will furnish to the holders of the Notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) The Company shall comply with all of the applicable provisions of the Trust Indenture Act Section 314(a).

         SECTION 4.11. Reports to Trustee. (a) The Company will deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its Subsidiaries and their performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default, specifying the Default and its nature and status.

         (b) The Company will deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

         (c) The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company a written statement by the Company's independent public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default has come to their attention and, if a Default has come to their attention, specifying the nature and period of the existence thereof.

         (d) The Company will notify the Trustee when any Notes are listed on any national securities exchange and of any delisting.

                                    ARTICLE 5
                MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS

         SECTION 5.01. Merger, Consolidation and Disposition of Assets by the Company. (a) The Company shall not merge with, consolidate with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any Person or permit any Person to merge with or into the Company unless:

                  (i) either

                           (1) the Company shall be the continuing Person or

                           (2) the resulting, surviving or transferee Person is
                  organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes by supplemental indenture all of the obligations of the Company under the Indenture and the Notes; and the Company shall have delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with and that such supplemental indenture constitutes the legal valid and binding obligation of the Company or such successor enforceable against such entity in accordance with its terms, subject to customary exceptions; and

                           (ii) immediately after giving effect to the
                  transaction, no Default shall have occurred and be continuing; and

                           (iii) the Company delivers to the Trustee an
                  Officers' Certificate stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture;

                  (b) Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture. Upon such substitution, unless the successor is one or more of the Company's Subsidiaries, the Company will be released from its obligations under the Indenture and the Notes.

         SECTION 5.02. Consolidation or Sale of Assets by a Guarantor. (a) The Company shall not sell or dispose of, or cause any Subsidiary to sell or dispose of to any Person other than the Company or any Guarantor, any Guarantor whose assets exceed 10% of the Company's consolidated total assets (determined as of the date of the Company's most recent interim or fiscal year-end balance sheet filed with the Commission prior to the date of the sale or disposition) (each, a "10% SUBSIDIARY GUARANTOR") unless at least 80% of the net after-tax proceeds of such sale or disposition will consist of any combination of:

                           (i) cash (including assumption by the acquiror of any
                  indebtedness of the Company or its Subsidiaries) or readily marketable securities;

                           (ii) property or assets (other than current assets)
                  of a nature or type similar or related to the nature or type of the property or assets of the Company and its Subsidiaries existing on the date of such sale or disposition; or

                           (iii) interests in companies or businesses having
                  property or assets or engaged in businesses similar or related to the nature or type of the property or assets or businesses of the Company and its Subsidiaries on the date of such sale or disposition.

         (b) The limitation in Section 5.02(a) will not apply to the sale or disposition of the property or assets of a Guarantor normally disposed of by such Guarantor in the ordinary course of its business consistent with past practice.

         (c) In the event that the net after-tax proceeds from the sale or disposition of a 10% Subsidiary Guarantor consist of cash or readily marketable securities, the Company will apply, within 18 months of such sale or disposition, an amount equal to 100% of the fair market value, as determined in good faith by the Board of Directors, of such net after-tax proceeds to:

                           (i) repay unsubordinated Debt of the Company or any
                  Guarantor, in each case owing to a Person other than an Affiliate of the Company;


                           (ii) invest in property or assets (other than current
                  assets) of a nature or type similar or related to the nature or type of the property or assets of the Company and its Subsidiaries existing on the date of such investment, provided that if such property or assets are, following such investment, owned directly by a Subsidiary that becomes a guarantor under any of the Company's other Debt obligations, such Subsidiary will become a Guarantor; or


                           (iii) invest in a Person or business having property
                  or assets or engaged in a business similar or related to the nature or type of the property or assets or businesses of the Company and its Subsidiaries on the date of such investment, provided that if such Person or business, following such investment, becomes a guarantor under any of the Company's other Debt obligations, such Person or the Person owning such business will become a Guarantor.

                                    ARTICLE 6
                              DEFAULT AND REMEDIES

         SECTION 6.01. Events of Default. An "EVENT OF DEFAULT" occurs if

                           (1) the Company defaults in the payment of the
                  principal (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise;

                           (2) the Company defaults in the payment of interest
                  (including any Additional Interest) on any Note when the same becomes due and payable, and the default continues for a period of 30 days;

                           (3) the Company fails to comply with Sections
                  4.08(b), 5.01 or

                  5.02;

                           (4) the Company defaults in the performance of or
                  breaches any other covenant or agreement of the Company in the Indenture and the default or breach continues for a period of 60 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;

                           (5) there occurs with respect to any indebtedness for
                  money borrowed by the Company or any of its Subsidiaries having an aggregate principal amount outstanding of at least $10,000,000 a failure to pay when due, subject to any applicable grace period, the principal at (x) Stated Maturity or (y) acceleration prior thereto (and such payment default shall not have been waived or such acceleration shall not have been rescinded or such indebtedness shall not have been discharged within 30 days following such payment default or acceleration);

                           (6) an involuntary case or other proceeding is
                  commenced against the Company or any Guarantor with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company or any Guarantor under the federal bankruptcy laws as now or hereafter in effect;

                           (7) the Company or any Guarantor (i) commences a
                  voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Guarantor or for all or substantially all of the property and assets of the Company or any Guarantor or (iii) effects any general assignment for the benefit of creditors (an event of default specified in clause (6) or (7) a "BANKRUPTCY DEFAULT"); or

                           (8) any Note Guaranty ceases to be in full force and
                  effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its Guaranty.

         SECTION 6.02. Acceleration. (a) If an Event of Default, other than a bankruptcy default with respect to the Company, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a bankruptcy default occurs with respect to the Company, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (b) The Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if

                           (1) all existing Events of Default, other than the
                  nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

                           (2) the rescission would not conflict with any
                  judgment or decree of a court of competent jurisdiction.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

         SECTION 6.04. Waiver of Past Defaults. Except as otherwise provided in Sections 6.02, 6.07 and 9.02, the Holders of a majority in aggregate principal amount of the outstanding Notes may, by notice to the Trustee, waive an existing Default and its consequences. Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

         SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

         SECTION 6.06. Limitation on Suits. A Holder may not institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture or the Notes, unless:

                  (1) the Holder has previously given to the Trustee written notice of a continuing Event of Default;

                  (2) Holders of at least 25% in aggregate principal amount of then outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under the Indenture;

                  (3) Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding anything to the contrary, the right of a Holder of a Note to receive payment of principal of or interest on its Note on or after the Stated Maturities thereof, or to bring suit for the enforcement of any such payment on or after such respective dates, may not be impaired or affected without the consent of that Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or any Guarantor or their respective creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee for all amounts due hereunder;

                  Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

                  Third: to the Company, the Guarantors or such other Person as a court of competent jurisdiction may direct.

         The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

         SECTION 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under the Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, any Guarantors, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Guarantors, the Trustee and the Holders will continue as though no such proceeding had been instituted.

         SECTION 6.12. Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted to be taken by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant (other than the Trustee) in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of principal of or interest on any Note on the respective due dates, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

         SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement of lost, destroyed or wrongfully taken Notes in Section 2.04, no right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

         SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 6.15. Waiver of Stay, Extension or Usury Laws. The Company and each Guarantor covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture. The Company and each Guarantor hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7
                                  THE TRUSTEE

         SECTION 7.01. General. (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

         (b) Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture that are adverse to the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (c) No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

         SECTION 7.02. Certain Rights of Trustee. Subject to Trust Indenture Act Section 315(a) through (d):


                  (1) In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel conforming to
         Section 12.05 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

                  (3) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (4) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (5) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section
         6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

                  (6) The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (7) No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

         SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Section 310(b) and 311. For purposes of Trust Indenture Act Section 311(b)(4) and (6):

                  (a) "CASH TRANSACTION" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                  (b) "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

         SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Notes,
(ii) is not accountable for the Company's use or application of the proceeds from the Notes and (iii) is not responsible for any statement in the Notes other than its certificate of authentication.

         SECTION 7.05. Notice of Default. If any Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the uncured Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

         SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each September 29, beginning with September 29, 2002, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such September 29, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d). The Trustee shall also transmit by mail to all Holders a brief report as required by Trust Indenture Act Section 313(b).

         SECTION 7.07. Compensation and Indemnity. (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee while acting as Trustee under this Indenture, including the reasonable compensation and expenses of the Trustee's agents and counsel.

         (b) The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Notes.

         (c) To secure the Company's payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

         SECTION 7.08. Replacement of Trustee. (a) (1) The Trustee may resign at any time by written notice to the Company.


                  (2) The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by written notice to the Company and the Trustee.

                  (3) If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act
         Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (4) The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         (b) If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under the Indenture. Upon request of any successor Trustee, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The successor Trustee will mail notice of any resignation and any removal of the Trustee and its appointment to all Holders, and include in the notice its name and the address of its Corporate Trust Office.

         (d) Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

         (e) The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible under the Indenture, be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.

         SECTION 7.10. Eligibility. The Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

         SECTION 7.11. Money Held in Trust. The Trustee will not be liable for interest on any money received by it except as it may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under
Article 8.

                                    ARTICLE 8
                           DEFEASANCE AND DISCHARGE

         SECTION 8.01. Discharge of Company's Obligations. (a) Subject to paragraph (b), the Company's obligations under the Notes and the Indenture, and each Guarantor's obligations under its Note Guaranty, will terminate if:

                  (1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or
         (ii) Notes that are paid pursuant to Section 4.01 or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Company pursuant to Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

                           (2) (A) the Notes mature within one year, or all of
                  them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

                           (B) the Company irrevocably deposits in trust with
                  the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

                           (C) no Default or event that with the passage of time
                  or the giving of notice, or both, will constitute an Event of Default has occurred and is continuing on the date of the deposit,

                           (D) the deposit will not result in a breach or
                  violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound,

                           (E) the Company delivers to the Trustee an Officers'
                  Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with,


                           (F) the Company has received from, or there has been
                  published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, and


                           (G) the Company has delivered to the Trustee an
                  Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

         (b) After satisfying the conditions in clause (1), only the Company's obligations under Section 7.07 will survive. After satisfying the conditions in clause (2), only the Company's obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06 will survive. In either case, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and the Indenture other than the surviving obligations.

         SECTION 8.02. Legal Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company will be deemed to have paid and will be discharged from its obligations in respect of the Notes and the Indenture, other than its obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08, 8.05 and 8.06, and each Guarantor's obligations under its Note Guaranty will terminate, provided the following conditions have been satisfied:

                  (1) The Company has irrevocably deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee, without consideration of any reinvestment, to pay principal of, premium, if any, and each installment of interest on the Notes to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

                  (2) No Default or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default, has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

                  (3) The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

                  (4) The Company has delivered to the Trustee

                           (A) either (x) a ruling received from or published by
                  the Internal Revenue Service to the effect that the Holders will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x), and

                           (B) an Opinion of Counsel to the effect that (i) the
                  creation of the defeasance trust does not violate or cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, (ii) the Holders have a valid first priority Note interest in the trust funds (subject to customary exceptions), and (iii) after the passage of 123 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law.

                  (5) If the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the deposit and defeasance will not cause the Notes to be delisted.

                  (6) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

         Prior to the end of the 123-day period, none of the Company's obligations under the Indenture will be discharged. Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company's obligations under the Notes and the Indenture except for the surviving obligations specified above.

         SECTION 8.03. Covenant Defeasance. After the 123rd day following the deposit referred to in clause (1), the Company's obligations set forth in Sections 4.05 through 4.09, 4.11, Article 5 and each Guarantor's obligations under its Note Guaranty, will terminate, and clauses (3), (4), (5), (6) and (7) of Section 6.01 will no longer constitute Events of Default, provided the following conditions have been satisfied:

                  (1) The Company has complied with clauses (1), (2), (3), 4(B),
         (5) and (6) of Section 8.02; and

                  (2) the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize gain or loss for federal income tax purposes as a result of the deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

         Except as specifically stated above, none of the Company's obligations under the Indenture will be discharged.

         SECTION 8.04. Application of Trust Money. Subject to Section 8.05, the Trustee will hold in trust the money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited U.S. Government Obligations to the payment of principal of and interest on the Notes in accordance with the Notes and the Indenture. Such money and U.S. Government Obligations need not be segregated from other funds except to the extent required by law.

         SECTION 8.05. Repayment to Company. Subject to Sections 7.07, 8.01,
8.02 and 8.03, the Trustee will promptly pay to the Company upon request any excess money or U.S. Government Obligations held by the Trustee at any time and thereupon be relieved from all liability with respect to such money. The Trustee will pay to the Company upon request any money or U.S. Government Obligations held for payment with respect to the Notes that remains unclaimed for two years, provided that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company. After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

         SECTION 8.06. Reinstatement. If and for so long as the Trustee is unable to apply any money or U.S. Government Obligations held in trust pursuant to
Section 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under the Indenture and the Notes will be reinstated as though no such deposit in trust had been made. If the Company makes any payment of principal of or interest on any Notes because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held in trust.

                                   ARTICLE 9
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. Amendments Without Consent of Holders. (a) The Company, the Guarantors and the Trustee may amend or modify the Indenture or the Notes without notice to or the consent of any Noteholder

                  (1) to cure any ambiguity, defect or inconsistency in the Indenture or the Notes;

                  (2) to comply with Article 5;

                  (3) to comply with any requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

                  (5) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertified Notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Internal Revenue Code;

                  (6) to provide for any Guaranty of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guaranty of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture;

                  (7) to provide for or confirm the issuance of Additional
         Notes;

                  (8) to make any other change that does not adversely affect the rights of any Holder; or

                  (9) to add covenants to Article 4 for the benefit of the Holders or surrender any right or power conferred upon the Company or the Guarantors.

         SECTION 9.02. Amendments With Consent of Holders. (a) Except as otherwise provided in Sections 6.02, 6.04 and 6.07 or paragraph (b), the Company, the Guarantors and the Trustee may amend or modify the Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Notes, and the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may waive future compliance by the Company with any provision of the Indenture or the Notes.

         (b) Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or modification may not

                  (1) change the stated maturity of the principal of, or any installment of interest on, any Note,

                  (2) reduce the principal amount of, or the premium if any, or interest on, any Note,

                  (3) reduce the amount payable upon the redemption of any Note or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it must thereupon be redeemed,

                  (4) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note,

                  (5) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to any Note,

                  (6) make any change in the percentage of the aggregate principal amount of the Notes required for amendments or modifications of the Indenture or waivers of past defaults of covenants,

                  (7) amend the provisions of the Indenture or any Note Guaranty relating to the Guarantors in a manner adverse to the Holders of the Notes, other than to effect the release of a Guarantor as set forth in
         Section 10.03 or

                  (8) make any change in any Note Guaranty that would adversely affect the Noteholders.

         (c) It is not necessary for Noteholders to approve the particular form of any proposed amendment, modification or waiver, but is sufficient if their consent approves the substance thereof.

         (d) An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, modification or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, modification or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, modification, supplemental indenture or waiver.

         SECTION 9.03. Effect of Consent. (a) After an amendment, modification or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, modification or waiver is of the type requiring the consent of each Holder affected, the amendment, modification or waiver will bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

         (b) If an amendment, modification or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, modification or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

         SECTION 9.04. Trustee's Rights and Obligations. The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, modification or waiver authorized pursuant to this Article is authorized or permitted by the Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, modification or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, modification or waiver that affects the Trustee's own rights, duties or immunities under the Indenture.

         SECTION 9.05. Conformity with Trust Indenture Act. Every amendment, modification or supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         SECTION 9.06. Payments for Consents. Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

                                   ARTICLE 10
                                   GUARANTIES

         SECTION 10.01. The Guaranties. Subject to the provisions of Section
4.08 and this Article, for value received, each Guarantor hereby irrevocably and unconditionally guaranties, jointly and severally, the full and punctual payment (whether at Stated Maturity, upon redemption, or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Company under the Indenture. Upon failure by the Company to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture.

         Each Guaranty hereunder is intended to be a general, unsecured, senior obligation of each Guarantor and will rank pari passu in right of payment with all Debt and other indebtedness of each such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guaranty of such Guarantor.

         SECTION 10.02. Guaranty Unconditional. The obligations of each Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by

                  (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Note, by operation of law or otherwise;

                  (2) any modification or amendment of or supplement to the Indenture or any Note;

                  (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Note;

                  (4) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

                  (5) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Note or any other amount payable by the Company under the Indenture; or

                  (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor's obligations hereunder.

         SECTION 10.03. Discharge; Reinstatement. Each Guarantor's obligations hereunder will remain in full force and effect until the earlier of (a) the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture have been paid in full or (b) the Guarantor ceases to be a Guarantor of any of the Company's Debt obligations. If at any time any payment of the principal of, premium, if any, or interest on any Note or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Guarantor's obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

         SECTION 10.04. Waiver by the Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

         SECTION 10.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Company under this Article, the

Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Company hereunder or under the Notes remains unpaid.

         SECTION 10.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

         SECTION 10.07. Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of such Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guaranty are limited to the maximum amount that would not render the Guarantor's obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

         SECTION 10.08. Execution and Delivery of Guaranty. The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit B) evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in the Indenture on behalf of each Guarantor.

         SECTION 10.09. Release of Guaranty. The Note Guaranty of a Guarantor will terminate upon (a) the principal of, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture having been paid in full or (b) the Guarantor ceasing to be a Guarantor of any of the Company's Debt obligations.

         Upon delivery by the Company to the Trustee of an Officers' Certificate and, if reasonably requested by the Trustee, an Opinion of Counsel, to the foregoing effect, the Trustee will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under its Note

Guaranty.

         SECTION 10.10. Liability. A director, officer, employee or stockholder, as such, of any Guarantor shall not have any liability for any obligations of such Guarantor under this Indenture or for any claim based on, in respect of or by reason of this Article 10.

                                   ARTICLE 11
                             SECURITY ARRANGEMENTS

         SECTION 11.01. Security. (a) In order to secure the Indenture Obligations equally and ratably with the Obligations of the Company, and the obligations of any Subsidiary of the Company, under the Credit Agreement, the Company will, and will cause each of its Subsidiaries named in any Security Document as a party thereto, to execute and deliver to the Collateral Agent prior to the Issue Date each Security Document to which it is a party. The Company and its Subsidiaries shall comply with all covenants and agreements contained in the Security Documents the failure to comply with which would have a material and adverse effect on the Liens purported to be created thereby, unless such failure to comply is waived by the requisite lenders under the Credit Agreement if, after that waiver, the Company is in compliance with
Section 4.09.

         (b) The Trustee and each Holder of each Note by its acceptance of that Note acknowledges and agrees that:

                  (i) this Indenture, as originally executed and delivered by the parties hereto, does not create any Lien on any property or securities which secures the Indenture Obligations or this Indenture;

                  (ii) the Security Documents, when executed and delivered by the parties thereto, will comply with the provisions of Section 4.09;

                  (iii) the Security Documents provide, and any Security Document that becomes effective after the Issue Date may provide, that the Liens created thereby or thereunder automatically will be released and extinguished with respect to any property or security that is transferred or otherwise disposed of in accordance with the terms of the Credit Agreement;

                  (iv) without the necessity of any consent of or notice to the

         Trustee or any holder of Indenture Obligations, the Company and the Collateral Agent may amend, modify, supplement or terminate any Security Document as long as the Company remains in compliance with
         Section 4.09;


                  (v) as among the Trustee and the holders of Indenture Obligations and the lenders under the Credit Agreement and the Collateral Agent, those lenders and the Collateral Agent will have the sole ability to control and obtain remedies with respect to all Collateral (including on sale or liquidation of any Collateral after acceleration of the Notes or the Credit Agreement) without the necessity of any consent of or notice to the Trustee or any such holder;

                  (vi) any or all Liens granted under the Security Documents for the benefit of the Holders will be automatically released, without the necessity of any consent of the Trustee or any Holders, upon a release of such Lien or Liens pursuant to the terms of the Security Documents and the Credit Agreement or if such release is approved by the requisite lenders under the Credit Agreement;

                  (vii) the relative rights of the holders of Indenture Obligations and the holders of Indebtedness or other obligations secured by Liens on the Collateral are governed by, and are subject to the terms and conditions of, the Security Documents and not this Indenture; and

                  (viii) without the necessity of any consent of or notice to the Trustee or any holder of Indenture Obligations, the Company may, on behalf of itself or any of its Subsidiaries, request and instruct the Collateral Agent to, on behalf of each secured party under the Security Documents, (A) execute and deliver to the Company, for the benefit of any Person, such release documents as the Company may reasonably request, of all liens and security interests held by the Collateral Agent in Collateral, and such Person shall be entitled to rely conclusively on such release document, and (B) deliver any such Collateral in the possession of the Collateral Agent to the Company.

         SECTION 11.02. Notice of Payment, Discharge or Defeasance. The Trustee and each Holder, by its acceptance of a Note, agree that upon the payment in full or discharge pursuant to Article 8 of the Indenture Obligations, the Trustee shall without notice to or consent of any Holder, upon the written request of the Company, certify to the Collateral Agent, in writing, that the Indenture Obligations have been paid in full, or that this Indenture has been discharged in accordance with Article 8.

                                   ARTICLE 12
                                 MISCELLANEOUS

         SECTION 12.01. Trust Indenture Act of 1939. The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

         SECTION 12.02. Noteholder Communications; Noteholder Actions. (a) The rights of Holders to communicate with other Holders with respect to the Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Section 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

                  (b) (1) Any request, demand, authorization, direction, notice, consent to amendment, modification or waiver or other action provided by this Indenture to be given or taken by a Holder (an " act ") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

                  (2) The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

         (c) Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

         (d) The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act
Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

         SECTION 12.03. Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice or communication to the Trustee will be deemed given if in writing (i) when delivered in person, or (ii) when sent by facsimile transmission, with transmission confirmed. Notices or communications to a Guarantor will be deemed given if given to the Company. In each case the notice or communication should be addressed as follows:

        if to the Company:

           Roadway Corporation
           1077 Gorge Blvd.
           P.O. Box 471
           Akron, OH  44309
           FAX:  (303) 258-6082

        if to the Trustee:

           SunTrust Center
           Corporate Trust Department
           424 Church Street, 6th Floor
           Nashville, TN 37219
           FAX:  (615) 748-5331

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Company, the Trustee and DTC. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

         (c) Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

         SECTION 12.04. Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under the Indenture, the Company will furnish to the Trustee:

                  (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in the Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that all such conditions precedent have been complied with.

                  SECTION 12.05. Statements Required in Certificate or Opinion . Each certificate or opinion with respect to compliance with a condition or covenant provided for in the Indenture must include:

                  (1) a statement that each Person signing the certificate or opinion has read the covenant or condition and the related definitions;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

                  (3) a statement that, in the opinion of each such Person, that Person has made such examination or investigation as is necessary to enable the Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

         SECTION 12.06. Payment Date Other Than a Business Day. If any payment with respect to a payment of any principal of, premium, if any, or interest on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

         SECTION 12.07. Governing Law. The Indenture, including any Note Guaranties, and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 12.08. No Adverse Interpretation of Other Agreements. The Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret the Indenture.

         SECTION 12.09. Successors. All agreements of the Company or any Guarantor in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successor.

         SECTION 12.10. Duplicate Originals. The parties may sign any number of copies of the Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 12.11. Separability. In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

         SECTION 12.12. Table of Contents and Headings. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and in no way modify or restrict any of the terms and provisions of the Indenture.

         SECTION 12.13. No Liability of Directors, Officers, Employees, Incorporators and Stockholders. No director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary, will have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guaranty or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guaranties.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused the Indenture to be duly executed as of the date first written above.

                                           ROADWAY CORPORATION
                                           as Issuer

                                           By: /s/ Joseph R. Boni III
                                               --------------------------------
                                               Name: Joseph R. Boni III
                                               Title: Treasurer

                                           SUNTRUST BANK
                                           as Trustee

                                           By: /s/ Walter L. Duke, Jr.
                                               --------------------------------
                                               Name: Walter L. Duke, Jr.
                                               Title: Group Vice President

                                           ROADWAY EXPRESS, INC.
                                           as Guarantor

                                           By: /s/ Joseph R. Boni III
                                               --------------------------------
                                               Name: Joseph R. Boni III
                                               Title: Treasurer

                                           ROADWAY EXPRESS INTERNATIONAL, INC.
                                           as Guarantor

                                           By: /s/ Joseph R. Boni III
                                               --------------------------------
                                               Name: Joseph R. Boni III
                                               Title: Treasurer

                                        ROADWAY REVERSE LOGISTICS, INC.
                                        as Guarantor

                                        By: /s/ Joseph R. Boni III
                                           ------------------------------------
                                           Name: Joseph R. Boni III
                                           Title: Treasurer

                                        ARNOLD INDUSTRIES, INC.
                                        as Guarantor

                                        By: /s/ Joseph R. Boni III
                                           ------------------------------------
                                           Name: Joseph R. Boni III
                                           Title: Vice President and Treasurer

                                        NEW PENN MOTOR EXPRESS, INC.
                                        as Guarantor

                                        By: /s/ Joseph R. Boni III
                                           ------------------------------------
                                           Name: Joseph R. Boni III
                                           Title: Treasurer

                                        ARNOLD TRANSPORTATION SERVICES, INC.
                                        as Guarantor

                                        By: /s/ Joseph R. Boni III
                                           ------------------------------------
                                           Name: Joseph R. Boni III
                                           Title: Treasurer

                                                                       EXHIBIT A

                                 [FACE OF NOTE]

                               ROADWAY CORPORATION

                    8 1/4% Senior Note Due December 1, 2008

                                                   [CUSIP] [CINS] ______________

No.                                                             $ ______________

         Roadway Corporation, a Delaware corporation (the "COMPANY", which term includes any successor under the Indenture hereinafter referred to), for
value received, promises to pay to          , or its registered assigns, the
principal sum of         DOLLARS ($      ) [or such other amount as indicated on
the Schedule of Exchange of Notes attached hereto] on December 1, 2008. All capitalized terms used herein but not defined herein shall have the meaning set forth for such terms in the Indenture (as defined below).

         Initial Interest Rate: 8 1/4% per annum.

         Interest Payment Dates: June 1st and December 1st, commencing June 1, 2002.

         Regular Record Dates: May 15th and November 15th.


         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date:

                                       Roadway Corporation

                                       By:
                                          --------------------------
                                           Name:
                                           Title:

                (Form of Trustee's Certificate of Authentication)

         This is one of the 8 1/4% Senior Notes Due December 1, 2008 described in Indenture referred to in this Note.

                                             SunTrust Bank, as Trustee

                                             By:
                                                ------------------------------
                                                    Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                               ROADWAY CORPORATION

                    8 1/4% Senior Note Due December 1, 2008

1. Principal and Interest.

         The Company promises to pay the principal of this Note on December 1, 2008.

         The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 8 1/4% per annum (subject to adjustment as provided below).

         Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the May 15th or November 15th immediately preceding the interest payment date) on each interest payment date, commencing June 1, 2002.

         The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated November 30, 2001 between the Company and the Initial Purchasers named therein (the "REGISTRATION RIGHTS AGREEMENT"). In the event that neither the Exchange Offer Registration Statement (as defined in the Registration Rights Agreement) nor the Shelf Registration Statement (as defined in the Registration Rights Agreement) is declared effective on or prior to the date that is 180 days after the Issue Date (the "EFFECTIVENESS DEADLINE"), the interest rate on this Note will increase by a rate of 0.25% per annum. The rate will increase 0.25% each 90 day period following the Effectiveness Deadline that the Exchange Offer Registration Statement or the Shelf Registration Statement is not declared effective by the Commission, provided that the maximum increase in the interest rate will in no event exceed 1.00% per annum. Upon the effectiveness of the relevant registration statement, the interest rate on the Notes will revert to the original rate. If the Exchange Offer Registration Statement is declared effective but the Exchange Offer is not consummated on or prior to 30 Business Days after the date of effectiveness of the Exchange Offer Registration Statement, the interest rate on this Note will increase by a rate of 0.25% per annum. The rate will increase 0.25% each 90 day period following the Effectiveness Deadline that the Exchange Offer is not complete, provided that the maximum increase in the interest rate will in no event exceed 1.00% per annum. Upon completion of the Exchange Offer, the interest rate on the Notes will revert to the original rate.

         Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

         The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate of 8 1/4% per annum. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indentures; Note Guaranty.

         This is one of the Notes issued under an Indenture dated as of November 30, 2001 (as amended from time to time, the "INDENTURE"), between the Company, the Guarantors party thereto and SunTrust Bank, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

         The Notes are senior obligations of the Company, rank equal in right of payment with all existing and future senior obligations and rank senior to all subordinated Debt of the Company. The Indenture limits the original aggregate principal amount of the Notes to $225,000,000 , but Additional Notes may be issued pursuant to the Indenture, and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is Guaranteed by all of the Subsidiaries of the Company that are Guarantors of any of the Company's Debt as set forth in the Indenture.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

         This Note is subject to optional redemption as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this

Note.

         If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

         The Notes are in registered form without coupons in denominations of $1,000 principal amount and any integral thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

         If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

         Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency if such amendment or supplement does not adversely affect the interests of the Holders in any material respect.

7. Authentication.

         This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

         8. Abbreviations.


         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors
Act).

         The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

                            [FORM OF TRANSFER NOTICE]

         FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee



--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing



--------------------------------------------------------------------------------
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL
CERTIFICATES BEARING A RESTRICTED LEGEND]

         In connection with any transfer of this Note occurring prior to       ,
the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows:


[ ] (1) This Note is being transferred to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit F to the Indenture is being furnished herewith.

[ ] (2) This Note is being transferred to a non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

                                   or

[ ] (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

         If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
      -------------------
                                               -------------------------------
                                               Seller

                                               By
                                                 -----------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

                              Signature Guaranty:(1)
                                                    -------------------------

                                     By
                                        -------------------------------------
                                     To be executed by an executive officer






----------------------

         (1) Signatures must be guaranteed by an "ELIGIBLE GUARANTOR INSTITUTION" meeting the requirements of the Registrar, which requirements include membership or participation in the Note Transfer Agent Medallion Program ("STAMP") or such other "SIGNATURE GUARANTEE PROGRAM" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                         SCHEDULE OF EXCHANGES OF NOTES

         The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

                                                                    PRINCIPAL AMOUNT OF
                                                                     THIS GLOBAL NOTE
                    AMOUNT OF DECREASE     AMOUNT OF INCREASE IN      FOLLOWING SUCH           SIGNATURE OF
                    IN PRINCIPAL AMOUNT     PRINCIPAL AMOUNT OF         DECREASE (OR      AUTHORIZED OFFICER OF
DATE OF EXCHANGE     OF THIS GLOBAL NOTE     THIS GLOBAL NOTE             INCREASE)               TRUSTEE
----------------   ----------------------  -----------------------------------------------------------------


                                                                       EXHIBIT B
                             SUPPLEMENTAL INDENTURE

                           dated as of _____________, ______

                                      among

                              Roadway Corporation,

                         [The Guarantor(s) Party Hereto]

                                       and

                                 SunTrust Bank,
                                   as Trustee

                                ----------------

                    8 1/4 % Senior Notes Due December 1, 2008

         THIS SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), entered
into as of,        , among Roadway Corporation, a Delaware corporation (the
"COMPANY"), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an "UNDERSIGNED") and SunTrust Bank, as trustee (the "TRUSTEE").

                                    RECITALS

         WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of November 30, 2001 (the "INDENTURE"), relating to the Company's 8 1/4 % Senior Notes due December 1, 2008 (the "NOTES");

         WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause certain Subsidiaries, including certain newly acquired or created Subsidiaries, to provide Guaranties in certain circumstances.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties the Indenture hereby agree as follows:

         SECTION 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

         SECTION 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to,
Article 10 thereof.

         SECTION 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

         SECTION 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                                Roadway Corporation,
                                                           as Issuer

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                [GUARANTOR]

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                SunTrust Bank, as Trustee

                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT C

                                RESTRICTED LEGEND

         THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                                                                       EXHIBIT D

         For Global Note only: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E

                            Regulation S Certificate

                          _______________________, _____

SunTrust Bank as Trustee
424 Church Street, 6th Floor
Nashville, TN 37219
Attention: Corporate Trust Administration

           Re: Roadway Corporation 8 1/4 % Senior Notes due December 1, 2008 (the "NOTES") Issued under the Indenture
                (the "INDENTURE") dated as of November 30, 2001 relating to the Notes
                ----------------------------------------------------


Dear Sirs:

         Terms are used in this Certificate as used in Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), except as otherwise stated herein.

         [CHECK A OR B AS APPLICABLE.]

         [ ] A. This Certificate relates to our proposed transfer of $ principal amount of Notes issued under the Indenture. We hereby certify as follows:

                  1. The offer and sale of the Notes was not and will not be made to a person in the United States (unless such person is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United

                           States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

                  3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Notes.

                  4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  5. If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Notes, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

           [ ] B. This Certificate relates to our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us. We hereby certify as follows:

                  1. At the time the offer and sale of the Notes was made to us, either (i) we were not in the United States or
                           (ii) we were excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of "U.S. person" pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(g)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

                  2. Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre- arrange the transaction in the United States.

                  3. The proposed exchange of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                     [NAME OF SELLER (FOR TRANSFERS)
                                                OR OWNER (FOR EXCHANGES)]

                                     By:
                                       --------------------------------------
                                       Name:
                                       Title:
                                       Address:

Date:_____________________

                                                                       EXHIBIT F

                              Rule 144A Certificate

                                   _________________, _____

SunTrust Bank as Trustee
424 Church Street, 6th Floor
Nashville, TN 37219
Attention: Corporate Trust Administration

                  Re: Roadway Corporation 8 1/4 % Senior Notes due December 1, 2008 (the "NOTES") Issued under the Indenture
                           (the "INDENTURE") dated as of November 30, 2001 relating to the Notes
                           ----------------------------------------------------

Ladies and Gentlemen:

         TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

         This Certificate relates to:

         [CHECK A OR B AS APPLICABLE.]

[ ]   A. Our proposed purchase of $ principal amount of Notes issued under the Indenture.

[ ]   B. Our proposed exchange of $ principal amount of Notes issued under the Indenture for an equal principal amount of Notes to be held by us.

         We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers
that are not affiliated with us (or such accounts, if applicable), as of     ,
200_, which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Notes to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                   Very truly yours,

                                   [NAME OF PURCHASER (FOR
                                              TRANSFERS) OR OWNER (FOR
                                              EXCHANGES)]

                                   By:
                                      ----------------------------------------
                                      Name:
                                      Title:
                                      Address:
Date:_____________________

                                                                       EXHIBIT G

                   [COMPLETE FORM I OR FORM II AS APPLICABLE.]

                                    [FORM I]

                       Certificate of Beneficial Ownership

  To:  SunTrust Bank, as Trustee
       424 Church Street, 6th Floor
       Nashville, TN 37219

       Attention: Corporate Trust Administration  OR
       Euroclear Bank S.A./N.V., as operator of the Euroclear System OR Clearstream Banking SA

       Re: Roadway Corporation 8 1/4 % Senior Notes due December 1, 2008 (the "NOTES") Issued under the Indenture
                (the "INDENTURE") dated as of November 30, 2001 relating to the Notes
                ----------------------------------------------------
  Ladies and Gentlemen:

         We are the beneficial owner of $ principal amount of Notes issued under the Indenture and represented by a Temporary Offshore Global Note (as defined in the Indenture).

         We hereby certify as follows:

         [CHECK A OR B AS APPLICABLE.]

[ ]   A. We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

[ ]   B. We are a U.S. person (within the meaning of Regulation S under the
         Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                              Very truly yours,

                                              [NAME OF BENEFICIAL OWNER]

                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:
                                                 Address:
  Date:_______________________


                                    [FORM II]

                       Certificate of Beneficial Ownership

To:  SunTrust Bank, as Trustee
     424 Church Street, 6th Floor
     Nashville, TN 37219

     Attention: Corporate Trust Administration

         Re: Roadway Corporation 8 1/4 % Senior Notes due December 1, 2008 (the "NOTES") Issued under the Indenture (the "INDENTURE") dated as of November 30, 2001 relating to the Notes
                  -------------------------------------------------------------

Ladies and Gentlemen:

         This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations ("Member Organizations") appearing in our records as persons being entitled to a portion of the principal amount of Notes represented by a Temporary Offshore Global Note (as defined in the Indenture) issued under the above-referenced Indenture, that as of the date hereof, $ principal amount of Notes represented by the Temporary Offshore Global Note being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.

         We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Note excepted in such Member

Organization certifications and (ii) as of the date hereof we have not received any notification from any Member Organization to the effect that the statements made by such Member Organization with respect to any portion of such Temporary Offshore Global Note submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

         You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                             Yours faithfully,

                             EUROCLEAR BANK S.A./N.V., as
                                 operator of the Euroclear System

                                                          OR

                             CLEARSTREAM BANKING SA

                             By:
                                 ---------------------------------
                                 Name:
                                 Title:
                                 Address:
Date:______________

                                                                       EXHIBIT H

         THIS NOTE IS A TEMPORARY GLOBAL NOTE. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL NOTES OTHER THAN A PERMANENT GLOBAL NOTE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.